PRESS RELEASE
                                                          For immediate release

           NVE Corporation Reports Third Quarter Fiscal 2006 Results
                Product sales increase 56%; pretax income up 64%

EDEN PRAIRIE, Minn.--January 18, 2006--NVE Corporation (Nasdaq: NVEC) today announced financial results for the quarter and nine months ended December 31, 2005.

Product sales for the quarter increased 56% over the prior year to $1.74 million from $1.12 million. Total revenue, consisting of product sales and contract research and development revenue, increased 2% to $2.61 million for the third quarter of fiscal 2006 compared to $2.56 million in the prior-year quarter. Income before taxes for the quarter was $614,664 or $0.13 per diluted share, compared to $375,172 or $0.08 per diluted share for the prior-year quarter. After the effect of a provision for income taxes of $213,279, net income for the third quarter of fiscal 2006 was $401,385 or $0.09 per diluted share, compared to $375,172 or $0.08 per diluted share in the third quarter of fiscal 2005.

Product sales in the first nine months of fiscal 2006 increased 41% to $5.55 million from $3.93 million for the first nine months of fiscal 2005. Total revenue was $8.69 million for the first nine months of fiscal 2006 compared to $8.54 million for the first nine months of fiscal 2005. Income before taxes for the first nine months of fiscal 2006 was $1.86 million or $0.40 per diluted share, compared to $1.28 million or $0.26 per diluted share for the prior-year period. After the effect of a provision for income taxes of $684,284, net income for the first nine months of fiscal 2006 was $1.18 million or $0.25 per diluted share, compared to $1.28 million or $0.26 per diluted share in the prior nine-month period.

"We are pleased with the increase in product sales and our solid profitability in the quarter," said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D. "Pretax income improved to 24% of revenue for the quarter, driven by an increase in gross profit margin to 50% from 39% compared to the prior-year quarter. Our cash plus investments is approaching $10 million as we continue to build liquidity."

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that many experts believe represents the next generation of microelectronics. NVE licenses its MRAM intellectual property and sells spintronic sensors and couplers to revolutionize data sensing and transmission.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks in continued profitability, risks associated with our reliance on several large customers, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-KSB and other reports filed with the SEC.

                                      ###

                                NVE CORPORATION
                             STATEMENTS OF INCOME
          QUARTERS AND NINE MONTHS ENDED DECEMBER 31, 2005 AND 2004
                                  (Unaudited)

                                             Quarter Ended December 31
                                                2005           2004
                                            ------------   ------------
Revenue
  Product sales                             $ 1,742,163    $ 1,118,210
  Contract research and development             868,119      1,440,262
                                            ------------   ------------
Total revenue                                 2,610,282      2,558,472

Cost of sales                                 1,308,752      1,570,826
                                            ------------   ------------
Gross profit                                  1,301,530        987,646

Expenses
  Research and development                      342,616        257,284
  Selling, general, and administrative          434,183        437,839
                                            ------------   ------------
Total expenses                                  776,799        695,123
                                            ------------   ------------

Income from operations                          524,731        292,523

Interest income                                  88,168         60,177
Interest expense                                 (1,336)        (2,796)
Other income                                      3,101         25,268
                                            ------------   ------------
Income before taxes                             614,664    $   375,172

Provision for income taxes                      213,279            -
                                            ------------   ------------
Net income                                  $   401,385    $   375,172
                                            ============   ============

Net income per share - basic                $      0.09    $      0.08
                                            ============   ============
Net income per share - diluted              $      0.09    $      0.08
                                            ============   ============
Weighted average shares outstanding
  Basic                                       4,576,454      4,501,345
  Diluted                                     4,677,712      4,883,402

                                           Nine Months Ended December 31
                                                2005           2004
                                            ------------   ------------
Revenue
  Product sales                             $ 5,548,085    $ 3,931,402
  Contract research and development           3,139,667      4,612,011
                                            ------------   ------------
Total revenue                                 8,687,752      8,543,413

Cost of sales                                 4,617,543      5,157,504
                                            ------------   ------------
Gross profit                                  4,070,209      3,385,909

Expenses
  Research and development                    1,237,355        925,136
  Selling, general, and administrative        1,238,757      1,404,083
                                            ------------   ------------
Total expenses                                2,476,112      2,329,219
                                            ------------   ------------

Income from operations                        1,594,097      1,056,690

Interest income                                 233,606        173,543
Interest expense                                 (5,084)       (10,858)
Other income                                     39,667         62,766
                                            ------------   ------------
Income before taxes                           1,862,286      1,282,141

Provision for income taxes                      684,284            -
                                            ------------   ------------
Net income                                  $ 1,178,002    $ 1,282,141
                                            ============   ============

Net income per share - basic                $      0.26    $      0.29
                                            ============   ============
Net income per share - diluted              $      0.25    $      0.26
                                            ============   ============
Weighted average shares outstanding
  Basic                                       4,573,173      4,497,919
  Diluted                                     4,674,431      4,879,976

                                NVE CORPORATION
                                BALANCE SHEETS
                      DECEMBER 31, 2005 AND MARCH 31, 2005

                                                 (Unaudited)
                                                 December 31        March 31
                                                    2005              2005
                                                -------------    --------------
ASSETS
Current assets
   Cash and cash equivalents                    $   1,111,009    $   1,240,205
   Short-term investments                             998,205          252,775
   Accounts receivable, net of allowance for
     uncollectible accounts of $15,000              1,741,367        2,285,472
   Inventories                                      2,033,941        1,572,759
   Deferred tax assets                              1,042,877          756,074
   Prepaid expenses and other assets                  138,311          130,873
                                                --------------   --------------
Total current assets                                7,065,710        6,238,158
Fixed assets
   Machinery and equipment                          4,122,662        4,140,307
   Leasehold improvements                             413,482          413,482
                                                --------------   --------------
                                                    4,536,144        4,553,789
   Less accumulated depreciation                    3,205,085        2,826,227
                                                --------------   --------------
Net fixed assets                                    1,331,059        1,727,562
Long-term investments                               7,669,263        6,224,284
                                                --------------   --------------
Total assets                                    $  16,066,032    $  14,190,004
                                                ==============   ==============
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Accounts payable                             $     270,447    $     319,427
   Accrued payroll and other                          503,991          465,930
   Deferred revenue                                    99,015          267,355
   Capital lease obligations                           50,685           67,430
                                                --------------   --------------
Total current liabilities                             924,138        1,120,142
Capital lease obligations, less current portion           -             33,281
                                                --------------   --------------
Total liabilities                                     924,138        1,153,423

Shareholders' equity:
   Common stock                                        45,765           45,698
   Additional paid-in capital                      14,983,963       14,064,625
   Accumulated other comprehensive loss              (124,322)        (132,228)
   Retained earnings (deficit)                        236,488         (941,514)
                                                --------------   --------------
Total shareholders' equity                         15,141,894       13,036,581
                                                --------------   --------------
Total liabilities and shareholders' equity      $  16,066,032    $  14,190,004
                                                ==============   ==============